UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 6, 2008
Date of Earliest Event Reported: June 3, 2008

Destiny Media Technologies Inc.
(Exact name of Registrant as specified in its Charter)

Colorado
(State or other Jurisdiction of Incorporation)

000-28259	84-1516745
(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 800 - 570 Granville St.
Vancouver British Columbia, V6C 3P1
Canada	N/A
(Address of Principal Executive Offices)	(Zip Code)

(604) 609-7736
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Destiny Media Technologies (the “Company”) has extended and expanded a commercial agreement with Universal Music Group (“UMG”) to distribute their music digitally through the internet to radio stations and other trusted recipients in Canada, the United States and Mexico using the Company's secure Play MPE digital distribution system (http://www.plaympe.com). The multi-year agreement is effective from March 31, 2008 through March 31, 2010 and expands and extends the previous agreement between the two companies. The agreement is in accordance with the Company’s standard pricing matrix and includes monthly minimum revenue amounts which ensure that quarterly revenue from UMG will be at least as high as any quarter previous to the effective date of the expanded agreement. The agreement further requires an increase in fees payable by UMG to the Company in year two of the agreement.

The agreement grants the Company the exclusive right to distribute UMG’s music on a company-wide basis. The agreement also calls for UMG to encourage all of its controlled record labels to use the MPE system as their sole method for online distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2008	DESTINY MEDIA TECHNOLOGIES, INC.

	By:	/s/ Steven Vestergaard
Steven Vestergaard, Chief Executive Officer